EXECUTION VERSION

Exhibit 4.13

REGISTRATION RIGHTS AGREEMENT

(WARRANTS)

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of December 6, 2007 between Penthouse Media Group Inc., a Nevada corporation (the “Company”), and the holders listed on the signature pages hereto, together with any transferees who become parties to this Agreement in accordance with Section 8 hereof (the “Warrant Rights Holders”).

W I T N E S S E T H:

WHEREAS, the Company and certain stockholders of the Company (“Existing Rights Holders”) entered into that certain Security Holders Agreement dated as of August 17, 2005 (the “Security Holders Agreement”) pursuant to which the Company granted registration rights to the Existing Rights Holders as provided therein.

WHEREAS, pursuant to the terms of that certain Securities Purchase Agreement dated as of December 6, 2007, by and among Interactive Network, Inc. (the “Notes Issuer”), the Senior Guarantors party thereto, the Subordinated Guarantors party thereto, including the Company, the Holders listed on the signature pages thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent (the “Agent”) (the “Securities Purchase Agreement”), the Company will issue to holders of the Notes Issuer’s First Lien Secured Notes due 2011, and warrants to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), expiring in 2017 (the “Warrants”);

WHEREAS, pursuant to the terms of that certain Sellers’ Securities Agreement dated as of December 6, 2007 by and among the Notes Issuer, the Senior Subordinated Guarantors party thereto, the Junior Subordinated Guarantors party thereto, including the Company, Andrew B. Conru Trust Agreement, Andrew B. Conru Trustee (the “Conru Trust”), Mapstead Trust, created on April 16, 2002, Lars and Marin Mapstead Trustees (the “Mapstead Trust”), and the Agent (the “Sellers’ Securities Agreement”), the Company will issue Warrants to the recipients of the Notes Issuer’s Second Lien Senior Secured Notes due 2011;

WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement, dated as of September 21, 2007, by and among Various, Inc., a California corporation, the Conru Trust, the Mapstead Trust, Andrew B. Conru, an individual, Lars Mapstead, an individual, and the Company, as amended (the “Stock Purchase Agreement”), pursuant to which the Conru Trust and the Mapstead Trust will acquire, contemporaneously with the closing of the transactions contemplated in the Stock Purchase Agreement, a 6% Subordinated Convertible Note due 2011 in the original principal amount of $170,000,000 (the “Sellers’ Note”), convertible into shares of Common Stock of the Company pursuant to the terms of the Sellers’ Note.

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, the Company has agreed to provide certain registration rights pursuant to an agreement (the “Sellers’ Note Rights Agreement”) to the holders of the Sellers’ Note with respect to the Common Stock issuable upon the conversion of the Sellers’ Note.

WHEREAS, contemporaneously with the closing of the transactions contemplated in the Stock Purchase Agreement, the Company is obtaining the consent of the Existing Rights Holders required to permit the Company to grant the registration rights in this Agreement and the Warrant Rights Agreement.

WHEREAS, in connection with the transactions contemplated by the Securities Purchase Agreement and the Sellers’ Securities Agreement, the Company has agreed to provide certain registration rights to the holders of the Warrants with respect to the Common Stock issuable upon the exercise of the Warrants, such registration rights to be pari passu to those of the Existing Rights Holders, subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in this Agreement, the Company and the Warrant Rights Holders agree as follows:

1.

Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Affiliate” of a Person shall mean a Person directly or indirectly controlled by, controlling or under common control with such Person, including, without limitation, managed accounts.

“Commission” or “SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Exchange Act” means the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Qualified IPO” means an underwritten initial public offering of shares of Common Stock pursuant to a registration statement under the Securities Act with either (i) aggregate gross proceeds to the Company of at least $25,000,000 or (ii) an implied pre-money equity value of the Company of at least $100,000,000.

“Person” or “person” means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Pro Rata Shares” means for any Warrant Rights Holder, the percentage obtained by dividing the aggregate number of shares of Common Stock originally issued or issuable to such Warrant Rights Holder upon the exercise of the Warrants held by such Warrant Rights Holder, by the aggregate number of shares originally issued or issuable to all Warrant Rights Holders.

“Registrable Securities” means (i) the Common Stock held by the Warrant Rights Holders issuable or issued upon the exercise of the Warrants and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, shares referenced in clause (i) above.  As to any particular Registrable Securities held by the Warrant Rights Holders, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred and subsequent disposition of them in a distribution or other public sale shall not require registration or qualification of them under the Securities Act of or any similar state law then in force, (iv) they shall have ceased to be outstanding, or (v) such Registrable Securities shall be eligible for sale pursuant to Rule 144(k).  Shares of Common Stock issuable upon the exercise of Warrants, but not yet issued, shall be deemed to be included in “outstanding” Registrable Securities until they cease to be Registrable Securities as provided in the preceding sentence.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Section 2, including, without limitation, (i) all registration, qualification, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) messenger and delivery expenses, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, and (vii) the reasonable fees and disbursements of one counsel for the selling Warrant Rights Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn on the written request of the Required Warrant Rights Holders of the Registrable Securities to be registered (in which case all participating Warrant Rights Holders shall bear such expenses pro rata) unless the Required Warrant Rights Holders agree to forfeit their right to one Demand Registration pursuant to Section 2.2.

“Required Warrant Rights Holders” means Warrant Rights Holders whose Pro Rata Shares aggregate at least 51% at the time outstanding.

“Securities Act” means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2.

Piggyback, Demand and S-3 Registrations.

2.1

Piggyback Registrations.  If the Company proposes to register for sale by the Company under the Securities Act any of its equity securities (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), any shares pursuant to a Demand Registration under Section 2.2, or any shares pursuant to a S-3 Registration under Section 2.3, in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act and in an underwritten offering, the Company will each such time promptly give written notice to all Warrant Rights Holders who beneficially own any Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected by the Company and of such Warrant Rights Holders’ rights under this Section 2.1 (the “Piggyback Notice”).  The Company will use commercially reasonable efforts to include, and to cause the underwriter or underwriters to include, in the proposed offering, on the same terms and conditions as the securities of the Company included in such offering, all Registrable Securities that the Company has been requested in writing, within 15 calendar days after the Piggyback Notice is given, to register by the Warrant Rights Holders entitled to receive a Piggyback Notice hereunder (each such registration pursuant to this Section 2.1, a “Piggyback Registration”).  In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 2.1, all Warrant Rights Holders proposing to distribute their securities pursuant to this Section 2.1 shall, at the request of the Company, enter into an agreement in customary form with the underwriter or underwriters.  Notwithstanding the foregoing, the Company shall have no obligation under this Section 2.1 to make any offering of its securities or to complete an offering of its securities that it proposes to make, and may elect to delay a proposed registration at any time, and shall incur no liability to any Warrant Rights Holder for its failure to do so or for such delay (other than with respect to any obligations of the Company to effect Demand Registrations in accordance with Section 2.2 or S-3 Registrations in accordance with Section 2.3).

2.2

Demand Registrations.  Beginning on the date that is six months after the effective date of the first registration statement for a firm commitment of a Qualified IPO, the Company, upon written request from the Required Warrant Rights Holders, on behalf of the Warrant Rights Holders and their Affiliates, as applicable, shall use commercially reasonable efforts to register under the Securities Act the Registrable Securities beneficially held by the Warrant Rights Holders, as applicable (including, at the election of the Required Warrant Rights Holders, in an underwritten offering) and bear all expenses in connection with such offering pursuant to Section 2.4 below and shall enter into such other agreements in furtherance thereof (each such registration pursuant to this Section 2.2, a “Demand Registration”).  The Required Warrant Rights Holders, on behalf of the Warrant Rights Holders and their Affiliates, as applicable, shall have the right to request three (3) Demand Registrations pursuant to this Section 2.2.  Upon the receipt of any such request, the Company shall use commercially reasonable efforts to cause a registration statement (a “Demand Registration Statement”) to be filed with, and to be declared effective by, the SEC for all Registrable Securities that the Company has been requested to register as soon as practicable thereafter.  The Company agrees to use commercially reasonable efforts to keep the Demand Registration Statement continuously effective until the earliest of (a) the date on which the Warrant Rights Holders and their Affiliates no longer hold any Registrable Securities registered under the Demand Registration Statement, (b) the date on which the Registrable Securities may be sold by the Warrant Rights Holders and their Affiliates pursuant to Rule 144 (with such sale not being limited by either the timing or volume restrictions thereunder) or (c) the date that is 30 days from the effective date of such Demand Registration Statement (or the date that is 6 months from the effective date of such Demand Registration Statement if such Demand Registration Statement is a shelf registration statement filed on an appropriate form under the Securities Act).  A registration shall not count as a Demand Registration unless and until the registration statement relating thereto has been declared effective by the SEC and has not been withdrawn.

2.3

Registration on Form S-3.  Upon written notice by the Required Warrant Rights Holders, on behalf of the Warrant Rights Holders and their Affiliates, the Company will be required to register on Form S-3, if available for use by the Company, Registrable Securities with an anticipated aggregate offering price of at least $1,000,000 (each such registration pursuant to this Section 2.3, a “S-3 Registration”).  The Company will not be obligated to effect more than one S-3 Registration in any twelve-month period.

2.4

Expenses.  The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.

2.5

Priority in Piggyback and Demand Registrations.  If the managing underwriter for a registration pursuant to this Section 2 shall advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company (or, in the case of a Demand Registration, to the Warrant Rights Holders and their Affiliates, as applicable), the Company shall include in such offering: (a) in the case of a Demand Registration, (i) first, all the securities the Warrant Rights Holders and the Existing Rights Holders propose to register, to be allocated pro rata on the basis of the relative number of Registrable Securities each such holder beneficially owns, (ii) second, all the securities the Sellers’ Note Rights Holders propose to register, to be allocated pro rata on the basis of the relative number of Registrable Securities each such holder beneficially owns, and (iii) third, all the securities the Company proposes to register for its own sale; and (b) in the case of any other registration, (i) first, all the securities the Company proposes to register for its own sale, (ii) second, all the securities the Warrant Rights Holders and the Existing Rights Holders propose to register, to be allocated pro rata on the basis of the relative number of Registrable Securities each such holder beneficially owns, and (iii) third, all the securities the Sellers’ Note Rights Holders propose to register, to be allocated pro rata on the basis of the relative number of Registrable Securities each such holder beneficially owns.  If there is any reduction or exclusion pursuant to this Section 2.5 of greater than 10% of the Registrable Securities requested to be registered by the Warrant Rights Holders and their Affiliates, as applicable, of a Demand Registration, such registration shall not be deemed to be a Demand initiated by the Required Warrant Rights Holders on their behalf for the purposes of Section 2.2.

2.6

Underwriting Requirements.  In connection with any offering involving any underwriting of securities in a Piggyback Registration, the Company shall not be required to include in such underwriting the Registrable Securities of any Warrant Rights Holder entitled to registration pursuant to this Section 2 unless such Warrant Rights Holder agrees to the basic terms of the underwriting as agreed upon between the Company and the underwriters and such Warrant Rights Holder completes and/or executes all customary documents and agreements generally required of all Warrant Rights Holders in connection therewith.

2.7

Limits on Future Registration Rights.  The Company will not grant any other registration rights to any Person (other than registration rights that are subordinate to the registration rights granted herein to the Required Warrant Rights Holders, the Warrant Rights Holders and their Affiliates, as applicable) without the consent of the Required Warrant Rights Holders.

2.8

Registration.  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.  The Company shall not be required to register or qualify any Registrable Securities covered by such registration statement under any state securities, or “blue sky,” laws of such jurisdictions other than as it deems necessary in connection with the chosen method of distribution or to take any other actions or do any other things other than those it deems necessary or advisable to consummate such distribution, and the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction

2.9

Indemnification.  In the event any Registrable Securities are included in a registration statement under this
Article 2:

(a)

The Company will indemnify and hold harmless each holder of Registrable Securities, any underwriter (as defined in the Securities Act) for such holder of Registrable Securities and each person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such holder of Registrable Securities, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable  to a holder of Registrable Securities, underwriter or controlling person in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by  such holder of Registrable Securities, underwriter or controlling person.

(b)

(b)

Each selling holder of Registrable Securities will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other holder of Registrable Securities selling securities in such registration statement and any controlling person of any such underwriter or other holder of Registrable Securities, against any losses, claims, damages, or liabilities joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such holder of Registrable Securities expressly for use in connection with such registration; and each such holder of Registrable Securities will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the holder of Registrable Securities (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that in no event shall any indemnity or other payment under this subsection 2.9(b) exceed the net proceeds from the offering received by such holder of Registrable Securities.

(c)

After receipt by an indemnified party pursuant to the provisions of this Section 2.9 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of this Section 2.9, promptly notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise hereunder.  In case such action is brought against the indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select counsel to participate in the defense of such action on behalf of such indemnified party or parties at the Company’s reasonable expense.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of this Section 2.9 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  The indemnifying party shall have the exclusive right to compromise and/or settle any action provided that no such settlement shall result directly or indirectly in any liability to the indemnified party; provided further that the indemnity agreement contained in this Section 2.9 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed).

2.10

Holdback Agreement.  If requested in writing by the Company or the underwriter, if any, of any offering affording a Warrant Rights Holder registration rights pursuant to Section 2.1 (whether or not some or all of such Warrant Rights Holder’s Registrable Securities are subject to a cutback pursuant to Section 2.5 of this Agreement), such Warrant Rights Holder agrees not to effect any public sale or distribution of any Registrable Securities or any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) within 14 days before or 180 days after the effective date of a registration statement affording such Warrant Rights Holder such registration rights (including where subject to a cutback pursuant to Section 2.5 of this Agreement), or for such shorter period as the sole or lead managing underwriter shall request, in any such case, unless consented to by such underwriter, provided that any such holdback agreement entered into by the Warrant Rights Holder and their Affiliates, as applicable, shall be on terms no less favorable than those imposed on or agreed to by the Majority Equity Sponsor (as such term is defined in the Security Holders Agreement).

3.

Rule 144. If the Company shall have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as the Warrant Rights Holders may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.  In connection with the foregoing, the Company agrees to: (w) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after six months after the effective date of the first registration statement filed by the Company for the offering of its equity securities to the general public; (x) take such action, including voluntary registration under Section 12 of the Exchange Act, as is necessary to enable the Warrant Rights Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its equity securities to the general public is declared effective; (y) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (z) furnish to any Warrant Rights Holder forthwith upon written request from such Warrant Rights Holder (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after six months after the effective date of the first registration statement filed by the Company for the sale of its equity securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Warrant Rights Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

4.

Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall have obtained the prior written consent to such amendment, action or omission to act of (i) if such amendment, action or omission to act adversely affects the interests of any of the Warrant Rights Holders, all the Warrant Rights Holders whose interests are adversely affected at the time outstanding, and (ii) if such amendment, action or omission to act does not adversely affect the interests of the Warrants Right Holders, the Required Warrants Rights Holders, provided that without the written consent of the Warrant Rights Holders  holding all the Registrable Securities at the time outstanding, no such amendment or waiver shall modify Section 2.5.

5.

Notices. All communications provided for hereunder shall be in writing and shall be delivered personally or by telephone facsimile or telex or sent by first-class mail and:

(a)

if to the Warrant Rights Holders, addressed in the manner set forth in the Stock Purchase Agreement or at such other address as such Holder shall have furnished to the Company in writing.

(b)

if to the Company, addressed to it at:

Penthouse Media Group Inc.

6800 Broken Sound Parkway

Boca Raton Florida 33487

Attention: Joshua R. Bressler, Esq.

Facsimile No.: (561) 912-1747

with a copy to:

Moses & Singer LLP

405 Lexington Avenue

New York, NY 10174

Attention: Arnold N. Bressler, Esq.

Facsimile No.: (212) 377-6036

(c)

if to any other Warrant Rights Holder, addressed in the manner set forth in Section 8.

6.

Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the holders as such shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or such portion thereof), subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities (or of such portion thereof) required in order to be entitled to certain rights, or take certain actions contained herein.

7.

Notification of Registration. The Company will give to Warrant Rights Holders (i) prompt written notice of the filing of any registration statement pursuant to the requirements of Section 12 of the Exchange Act relating to equity securities of the Company setting forth the number of shares of each class of equity securities of the Company outstanding at the time of such filing, and (ii) prompt written notice of the number of shares of each class or equity securities of the Company outstanding at the time such registration statement becomes effective.

8.

Transfer of Registration Rights. The rights of a Warrant Rights Holder under this Agreement with respect to any Registrable Securities may be transferred to any transferee of such Registrable Securities or to any transferee of all or any part of a Warrant (with respect to Registrable Securities issuable pursuant to the transferred Warrant or portion of a Warrant); provided, however, that the Company is given written notice by the Warrant Rights Holder or the subsequent transferor at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned; provided further, however, that such rights shall be transferable only if and to the extent the Registrable Securities are transferable under applicable laws and regulations.

9.

Nominees for Beneficial Owners. In the event that Registrable Securities are held by a nominee for a Warrant Rights Holder, such nominee may, at its option and by written notice to the Company, be treated as the Warrant Rights Holder of such Registrable Securities for purposes of any request or other action by any holder of Registrable Securities pursuant to this Agreement.

10.

Descriptive Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

11.

Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to conflict of laws principles.

12.

Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrume= nt. A signature page sent by facsimile or other electronic means (including in portable document format (.pdf)) shall be effective as an original counterpart signature.

13.

Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Warrant Rights Holders shall be enforceable to the fullest extent permitted by law.

14.

Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPANY:

PENTHOUSE MEDIA GROUP INC.

By: /s/ Daniel C. Staton

Name:

Title:

WARRANT RIGHTS HOLDERS:

ANDREW B. CONRU TRUST AGREEMENT

By: /s/ Andrew B. Conru

Name:  Andrew B. Conru

Title:  Trustee

Address: _____________________________

_____________________________________

_____________________________________

MAPSTEAD TRUST CREATED ON APRIL 16, 2002

By: /s/ Lars Mapstead

Name:  Lars Mapstead

Title:  Trustee

By: /s/ Marin A. Mapstead

Name:  Marin A. Mapstead

Title:  Trustee

Address: _____________________________

_____________________________________

_____________________________________

Signatures continue on following page.

SATELLITE SENIOR INCOME FUND, LLC

623 Fifth Avenue, 19th Floor

New York, NY 10022

By: Satellite Asset Management, L.P.,

Its Investment Manager

By:  /s/ Simon Raykher

Name: Simon Raykher

Title:  General Counsel

[Signature Page to Registration Rights Agreement (Warrants)]

EPIC DISTRESSED DEBT OPPORTUNITY MASTER FUND, LTD

c/o Epic Asset Management

One Bridge Plaza, Suite 265

Fort Lee, NJ 07024

By:  /s/ Herbert Seif

Name: Herbert Seif

Title: Director

By:  /s/ James Duplessie

Name: James Duplessie

Title: Managing Member, Epic Asset

Management

[Signature Page to Registration Rights Agreement (Warrants)]

DEL MAR MASTER FUND LTD.

By:  Del Mar Asset Management, L.P.

711 Fifth Avenue, 5th Floor

New York, NY 10022

By:  /s/ Marc V. Simons

Name: Marc V. Simons

Title:   Director

[Signature Page to Registration Rights Agreement (Warrants)]

ROCK/VIEW TRADING, LTD.

c/o RockView Capital

900 Third Avenue

New York, NY 10022

By:  /s/ Kevin Schweitzer

Name: Kevin Schweitzer

Title:   Chief Investment Officer, RockView Management, LLC

[Signature Page to Registration Rights Agreement (Warrants)]

MARC H. BELL

6800 Broken Sound Parkway, Suite 200

Boca Raton, FL 33487

/s/ Marc H. Bell

[Signature Page to Registration Rights Agreement (Warrants)]

STATON FAMILY INVESTMENTS, LTD.

312 Walnut Street, Suite 1151

Cincinnati, OH 45202

By:  /s/ Daniel C. Staton

Name: Daniel C. Staton

Title:

[Signature Page to Registration Rights Agreement (Warrants)]

CAMOFI MASTER LDC

350 Madison Ave.

New York, NY 10017

By:  /s/ Richard Smithline

Name: Richard Smithline

Title: Director

CAMHZN MASTER LDC

350 Madison Ave.

New York, NY 10017

By:  /s/ Richard Smithline

Name: Richard Smithline

Title: Director

[Signature Page to Registration Rights Agreement (Warrants)]

VISIUM LONG BIAS OFFSHORE FUND, LTD.

By: Visium Asset Management, LLC, its Investment Advisor

950 Third Avenue, 29th Fl.

New York, NY 10022

By:  /s/ Mark Gottlieb

Name: Mark Gottlieb

Title:   Member and Chief Compliance Officer

of Visium Asset Management, LLC

VISIUM LONG BIAS FUND, LP

By: Visium Asset Management, LLC, its Investment Advisor

950 Third Avenue, 29th Fl.

New York, NY 10022

By:  /s/ Mark Gottlieb

Name: Mark Gottlieb

Title:   Member and Chief Compliance Officer

of Visium Asset Management, LLC

VISIUM BALANCED OFFSHORE FUND, LTD.

By: Visium Asset Management, LLC, its Investment Advisor

950 Third Avenue, 29th Fl.

New York, NY 10022

By:  /s/ Mark Gottlieb

Name: Mark Gottlieb

Title: Member and Chief Compliance Officer

of Visium Asset Management, LLC

[Signature Page to Registration Rights Agreement (Warrants)]

VISIUM BALANCED FUND, LP

By: Visium Asset Management, LLC, its Investment Advisor

950 Third Avenue, 29th Fl.

New York, NY 10022

By:  /s/ Mark Gottlieb

Name: Mark Gottlieb

Title: Member and Chief Compliance Officer

of Visium Asset Management, LLC

[Signature Page to Registration Rights Agreement (Warrants)]

IMPERIAL CAPITAL, LLC

By:  /s/ Mark Martis

Name: Mark Martis

Title: Chief Operating Officer

[Signature Page to Registration Rights Agreement (Warrants)]